Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of FiscalNote Holdings, Inc. of our report dated April 18, 2022, relating to the consolidated financial statements of FiscalNote Holdings, Inc. (now known as FiscalNote Intermediate Holdco, Inc.) as of and for the years ended December 31, 2021 and 2020, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

McLean, Virginia

September 28, 2022